UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2014

Date of Report

(Date of earliest event reported)

SUGARMADE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-23446	94-300888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2269 Chestnut Street, Suite 925, San Francisco, CA 94123

(Address of Principal Executive Offices)

(888) 747-6233
(Registrant’s Telephone Number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Changes in Registrant's Certifying Accountant

Item 4.01 Changes in Registrant's Certifying Accountant.

As described in Items 4.01(a) and (b) below, Sugarmade Inc., a Delaware corporation ("Registrant"), has replaced Anton & Chia, LLC as Registrant's independent registered public accounting firm with MJF & Associates, APC as its new independent registered public accounting firm. As described below, the change in independent public accounting firms is not the result of any disagreement with Anton & Chia, LLC.

Item 4.01(a) Previous Independent Accountants

(i) On November 11, 2014, Registrant dismissed its independent registered public accounting firm, Anton & Chia, LLC. The Registrant's Board of Directors made the decision to dismiss Anton & Chia, LLC and engage MJF & Associates, APC as Registrant's independent registered public accounting firm, as described below. During Registrant's two most recent fiscal years and any subsequent interim period before such dismissal, there were no substantial disagreements with Anton & Chia, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, remain unresolved.

(ii) Registrant has provided Anton & Chia, LLC a copy of the statements made in response to this Item 4.01 and has requested Anton & Chia, LLC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Anton & Chia, LLC agrees with such statements.

Item 4.01(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers New Independent Accountants

On November 11, 2014 the Registrant engaged MJF & Associates, APC as Registrant's independent registered public accounting firm. Registrant has not consulted with MJF & Associates, APC during its two most recent fiscal years or during any subsequent interim period prior to its appointment as Registrant's auditor with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant's consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2014, the Company accepted the resignation of CEO and Director Clifton Leung from the position of CEO, a director, and from all other titles at the Company. Jimmy Chan who, is also a director and serves as chairman and secretary, has assumed the position of CEO.

On November 11, 2014, the Board approved the appointment of Er Wang to the Board of Directors. He comes to the Company with a diverse background across management consulting at a Big 4 accounting and audit firm, corporate finance at a major movie studio, and as a co-founder at a loyalty rewards startup. Mr. Wang graduated from the University of California Irvine with a Bachelor of Arts in Business Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 12, 2014	By:	/s/ Clifton Kuok Wai Leung
Name: Clifton Kuok Wai Leung
Title: Chief Executive Officer